UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current report

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California		95973
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modifications and Grant of Restricted Stock Units

On November 6, 2014, the Compensation Management and Succession Committee of Board of Directors of TriCo Bancshares (the “Company”) voted to modify the vesting schedule of certain restricted stock units (“RSUs”) awarded to the Company’s named executive officers under the Company’s 2009 Equity Incentive Plan on August 11, 2014. As originally granted, the RSUs would vest entirely and in a single installment on August 10, 2018, which is four years after the date of the grant. As modified, the RSUs will instead vest in four equal annual installments on each of the first four anniversaries of the grant date, subject to the officer’s continued service with the Company. The modified RSUs include awards to Richard P. Smith, President and Chief Executive Officer for 5,010 shares; Thomas J. Reddish, Executive Vice President and Chief Financial Officer for 1,838 shares; Craig Carney, Executive Vice President and Chief Credit Officer for 1,563 shares; Dan Bailey, Executive Vice President — Retail Banking for 1,533 shares; and Richard O’Sullivan, Executive Vice President — Wholesale Banking for 1,498 shares. The terms of the RSU awards otherwise remain unchanged.

The description of the terms and conditions of the RSU awards are qualified in their entirety by reference to the form of award agreement filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amended and Restated Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: November 13, 2014	/s/ Rick Smith
Rick Smith, President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restricted Stock Unit Award Agreement